Exhibit 10.9

EXHIBIT A

AMENDMENT NO. 6 TO

GEOSPACE TECHNOLOGIES CORPORATION

1997 KEY EMPLOYEE STOCK OPTION PLAN

THIS AMENDMENT by Geospace Technologies Corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, effective as of November 15, 1997, the Board of Directors of OYO Geospace Corporation adopted the OYO Geospace Corporation 1997 Key Employee Stock Option Plan (the “Plan”);

WHEREAS, the name of OYO Geospace Corporation has been changed to Geospace Technologies Corporation;

WHEREAS, the Board of Directors of the Company has determined to amend and readopt the Plan to extend the term of the Plan, to reflect the change in name of the Company, and to make certain other technical revisions to the Plan;

WHEREAS, the stockholders of the Company previously approved the reservation of 1,250,000 shares of the Common Stock of the Company for issuance under the Plan;

WHEREAS, on October 18, 2012, the Company declared a two-for-one stock split in the form of a stock dividend of shares of the Common Stock of the Company payable to the holders of Common Stock of the Company of record on October 15, 2012; and

WHEREAS, the Board of Directors of the Company has adopted this Amendment contingent upon the approval of the stockholders of the Company.

NOW, THEREFORE, BE IT RESOLVED THAT the Plan is amended, readopted and extended as follows:

(1) Section 1.2 of the Plan is hereby amended in its entirety to provide as follows:

1.2 EFFECTIVE DATE OF PLAN. The Plan is effective November 15, 1997, if within one year of that date it shall have been approved by at least a majority vote of stockholders voting in person or by proxy at a duly held stockholder’s meeting, or if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of stockholder approval for this action, the approval by the holders of that percentage, at a duly held meeting of stockholders. No Award shall be granted pursuant to the Plan after November 14, 2017.

(2) Article II of the Plan is hereby amended by adding thereto the following new Section 2.2:

2.2 “AWARD” means any Nonqualified Option, Incentive Option or Restricted Stock award granted under the Plan.

(3) Section 2.6 of the Plan is hereby amended in its entirety to provide as follows:

2.6 “COMPANY” means Geospace Technologies Corporation, a Delaware corporation.

(4) Section 2.14 of the Plan is hereby amended in its entirety to provide as follows:

2.6 “PLAN” means the Geospace Technologies Corporation 1997 Key Employee Stock Option Plan as it may be amended from time to time.

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(5) Article II of the Plan is hereby amended by adding thereto the following new Section 2.18:

2.18 “SECTION 409A” means section 409A of the Code and other guidance promulgated by the Internal Revenue Service under Section 409A of the Code.

(6) Article II of the Plan is hereby amended by adding thereto the following new Section 2.19:

2.19 “SHARE” means a share of Common Stock of the Company.

(7) Article II of the Plan is hereby amended by changing the Section numbers of the Sections to reflect the addition of the new Sections pursuant to this amendment.

(8) Section 4.2 of the Plan is hereby amended in its entirety to provide as follows:

4.2 DEDICATED SHARES. Subject to adjustment as provided in Section 4.5, the aggregate number of Shares that may be issued under the Plan shall be 1,125,000 Shares (2,250,000 Shares following the stock split in the form of a stock dividend on October 18, 2012). The Shares that are available for issuance under the Plan may be issued in any form of any Award authorized under the Plan. Any Shares that are the subject of Awards under the Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Shares or in a manner such that all or some of the Shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Shares shall again immediately become available to be issued pursuant to Awards granted under the Plan. If Shares are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such Shares shall be treated as Shares that have been issued under the Plan, and the number of such Shares shall not again be available for issuance under the Plan. If Shares are tendered in payment of an option price of an Option, such Shares shall not be available for issuance under the Plan.

The following rules shall apply to grants of Awards under the Plan:

(i) Incentive Stock Options. The aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan is 1,125,000 Shares (2,250,000 Shares following the stock split in the form of a stock dividend on October 18, 2012).

(ii) Options. The maximum aggregate number of Shares that may be subject to Options granted in any one calendar year to any one employee shall be 400,000 Shares (800,000 Shares following the stock split in the form of a stock dividend on October 18, 2012) determined as of the date of grant.

(iii) Adjustments. Each of the foregoing numerical limits stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5.

(9) Article V of the Plan is hereby amended by adding thereto the following new Section 5.9:

5.9 RESTRICTIONS ON REPRICING AND EXTENSIONS OF EXERCISABILITY OF OPTIONS. Except as provided in Section 4.5, the Committee may not, without approval of the stockholders of the Company, amend any outstanding Option Agreement to lower the option price (or cancel and replace any outstanding Option Agreement with Option Agreements having a lower option price). Further, the Committee may not lower an option price of an Option (or cancel and replace any outstanding Option Agreement with Option Agreements having a lower option price) to the extent that doing so would subject the Employee to additional taxes under Section 409A. The exercisability of an Option shall not be extended to the extent that such extension would subject the Employee to additional taxes under Section 409A.

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